UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2020 (August 13, 2020)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

This Current Report on Form 8-K/A (this “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on August 18, 2020 (the “Original Form 8-K”) relating to the annual meeting of shareholders of On Track Innovations Ltd. (the “Company”) held on August 13, 2020 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding advisory votes relating to the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Form 8-K, at the Annual Meeting, an advisory vote was conducted on the frequency of holding future non-binding, advisory votes relating to the compensation of the Company’s named executive officers. The Board of Directors of the Company (the “Board”) recommended that advisory votes be held every three years, and a majority of the shares were voted for advisory votes to be held every three years. Consistent with the shareholders’ vote, the Board has determined that it will hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers once every three years. The Board may, in its discretion, determine to change the frequency with which the Company holds this vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: September 8, 2020	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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